EXHIBIT 23.2
Deloitte LLP Bay Adelaide East 8 Adelaide Street West Suite 200 Toronto ON M5H 0A9 Canada Tel: (416) 601 6150 Fax: (416) 601 6610 www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No.2 to Registration Statement No. 333-226239 on Form F-1 of our report dated February 26, 2016, relating to the 2015 consolidated financial statements of Intellipharmaceutics International Inc. and subsidiaries (the “Company”) for the year ended November 30, 2015 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the conditions and events that raise substantial doubt on the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 20-F of the Company for the year ended November 30, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
August 3, 2018